UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2017

Tengasco, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-15555

Delaware	87-0267438
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8000 E. Maplewood Avenue, Suite 117, Greenwood Village CO 80111
(Address of principal executive offices, including zip code)

(720) 420-4460
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

Effective November 16, 2017, Hein & Associates LLP (“Hein”), the independent registered public accounting firm for the registrant, Tengasco, Inc.  (the “Company”) combined with Moss Adams LLP (“Moss Adams”). As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company’s Audit Committee has approved the engagement of Moss Adams as the new independent registered public accounting firm for the Company.

The audit reports of Hein on the Company’s financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, the Company disclosed a material weakness in its controls over financial reporting.  During the quarter ended December 31, 2015, the Company’s management determined that the Company’s controls over review of the quarterly ceiling test calculation were not adequate to ensure this calculation was performed correctly.  The Company had remediated this material weakness by implementing a process to more fully analyze the impact of the Company’s tax position on its quarterly ceiling test calculation.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Moss Adam’s engagement, the Company did not consult with Moss Adams on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and Moss Adams did not provide either a written report or oral advice to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Hein a copy of the disclosures in this Form 8-K and has requested that Hein furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein. A copy of the letter dated November 20, 2017 is filed as Exhibit 16.1 to this Form 8-K.

Item 8.01	Other Events

As a result of its change of independent accounting firms, the Board is withdrawing Proposal 2 from the shareholder vote at the Registrant’s annual meeting on December 12, 2017. Proposal 2 was to ratify the appointment of Hein as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Registrant does not intend to submit at the upcoming annual meeting any other proposal for ratification with respect to the appointment of an independent accounting firm.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
16.1	Letter from Hein dated November 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2017

TENGASCO, INC.

By:	s/	Michael J. Rugen
Name:		Michael J. Rugen
Title:		Chief Executive Officer